SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

August 31, 2010
Date of Report (Date of earliest event reported)
____________________________________________________

Bay Street Capital, Inc.
(Exact name of Company as specified in its charter)

 (Commission File Number)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5655532
(IRS Employer Identification Number)

3651 Lindell Road, Suite D #146
Las Vegas, Nevada	89103
(Address of principal executive offices)	(ZIP Code)

Bryce Knight, CEO
Bay Street Capital, Inc.
3651 Lindell Road, Suite D #146
Las Vegas, Nevada
(Name and address of agent for service)

(702) 943-0330
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation

On August 31, 2010, Amendments to our Articles of Incorporation, as amended, filed with the Nevada Secretary of State went effective that change our name from Small Cap Strategies, Inc. to Bay Street Capital, Inc. (“Name Change”) and implement a 1 for 50 reverse split of our common stock outstanding (“Reverse Stock Split”).  Also on August 31, 2010 the Company received confirmation from FINRA that it approved the Name Change and Reverse Stock Split.  The Company’s trading symbol will remain SMCA.OB.

Bay Street Capital (“Bay Street”) had previously received unanimous board consent and majority shareholder approval to move forward with the Name Change and the Reverse Stock Split.  Additional information about the corporate actions and their approvals is available in the Company’s 14-C Definitive Information Statement filed with the SEC on August 11, 2010 and mailed to our shareholders.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Statements

None

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Company and in the capacity thereunto duly authorized, in Santa Monica, California, on the 1st Day of September 2010.

Bay Street Capital, Inc.
By:	/s/ Bryce Knight
Bryce Knight, Chief Executive Officer

 EXHIBIT INDEX

Exhibits
None.